UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 29, 2020
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
Equity Units	PCGU	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On August 1, 2020, the board of directors of Pacific Gas and Electric Company (the “Utility”) appointed Michael Lewis as a director of the Utility, effective immediately.  As previously disclosed, Mr. Lewis will also assume the role of Interim President of the Utility.

In accordance with the Utility’s Corporate Governance Guidelines and as described in PG&E Corporation’s and the Utility’s Form 10-K/A filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2020, Mr. Lewis, as a current employee of the Utility, will receive no additional compensation for his service as a director.

From January 2019 to present, Mr. Lewis, 58, has served as Senior Vice President, Electric Operations, of the Utility. In this role, Mr. Lewis oversees all of the Utility’s electric transmission and distribution grid operations for the company’s service area. From August 2018 to January 2019, Mr. Lewis served as Vice President, Electric Distribution Operations of the Utility. From 2008 until he joined the Utility, he served at Duke Energy Corporation and its subsidiary Duke Energy Florida in numerous leadership positions, including Senior Vice President and Chief Distribution Officer, Senior Vice President and Chief Transmission Officer, Co-Leader of Project Transformation, and Senior Vice President, Energy Delivery. At his previous company, Mr. Lewis helped the distribution and transmission organizations achieve industry-leading safety benchmarks.

PG&E Corporation Interim CEO Compensation

As previously disclosed, on June 30, 2020, William L. Smith was appointed Interim Chief Executive Officer of PG&E Corporation, effective immediately.

On July 29, 2020, the board of directors of PG&E Corporation approved the terms of compensation to be granted to Mr. Smith for 2020 for his service as Interim Chief Executive Officer.  Mr. Smith’s annualized base salary for 2020 will be $1,500,000, prorated for months worked in 2020.  Mr. Smith will also receive equity compensation in the form of grants of time-based restricted stock units (“RSUs”) with a value of $1,500,000 and performance-based stock units (“PSUs”) with a value of $3,500,000 at target.  The number of RSUs will be determined using average closing price of PG&E Corporation common stock for the 15 consecutive trading days after the effective date of PG&E Corporation and the Utility’s Plan of Reorganization.

The RSUs will vest on the earlier of the first anniversary of the grant date or the election of a regular PG&E Corporation Chief Executive Officer.

The PSUs will be prorated for months worked in 2020.  The PSU performance score will have a threshold, target and maximum level of performance based on STIP results for 2020, with performance at threshold, target and maximum levels resulting in 50%, 100% and 200% of target payout, respectively.  The PSUs will vest upon certification by the Compensation Committee of the board of directors of PG&E Corporation in February 2021.

Section 16 Officer STIP and LTIP

As previously disclosed, on March 4, 2020, the Compensation Committee of PG&E Corporation approved a Short-Term Incentive Plan (“STIP”) and a Long-Term Incentive Plan (“LTIP”) for which PG&E Corporation’s and the Utility’s Section 16 Officers (with the exception of the PG&E Corporation CEO) would be eligible.

On July 29, 2020, the boards of directors of PG&E Corporation and the Utility ratified the STIP and LTIP consistent with the terms previously disclosed in PG&E Corporation’s and the Utility’s Current Report on Form 8-K filed with the SEC on March 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: August 4, 2020	By:	/s/ JANET C. LODUCA
		Name:	Janet C. Loduca
		Title:	Senior Vice President and General Counsel

PACIFIC GAS AND ELECTRIC COMPANY

Date: August 4, 2020	By:	/s/ BRIAN M. WONG
		Name:	Brian M. Wong
		Title:	Vice President, Deputy General Counsel and Corporate Secretary